___________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 5, 2018

KREIDO BIOFUELS, INC.

(Exact  Name of Registrant as Specified in Charter)

           Nevada

         333-130606

           20-3240178

(State of Other Jurisdiction                   (Commission File                         (IRS Employer

       of Incorporation)                                    Number)                             Identification No.)

3625 Cove Point Drive

Salt Lake City, Utah

                       84109

                  (Address of Principal Executive Offices)                                                                                              (Zip Code)

Registrant’s telephone number, including area code:  (801) 209-0740

______________________________________________________________________________________________________________________________________________________________________________________________________

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.01

Changes in Control of Registrant

On June 5, 2018, G. Reed Petersen, the sole officer and director of Kreido Biofuels, Inc., a Nevada corporation (the “Company”) entered into a Stock Purchase Agreement (the “Agreement”) with an effective date of June 20, 2018 (the “Effective Date”) in respect to the sale of an aggregate of 142,24,167 shares of common stock of the Company (the “Control Shares”) for an aggregate of $420,000 in cash consideration, to certain purchasers (the “Purchasers”). As a result of the Agreement, and the sale of the Control Shares, as of the Effective Date, the Purchasers will hold a controlling interest in the Company, and may unilaterally determine the election of the Board and other substantive matters requiring approval of the Company’s stockholders.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On the Effective Date, G. Reed Petersen will resign as an officer and director of the Company.

Also, as of the Effective Date, the Board of Directors will appoint Wai Lim Wong to the Board of Directors, and as the Company’s Chief Executive Officer, Chief Financial Officer and Secretary. A summary of background and business experience of Mr. Wong is as follows:

Mr. Wai Lim Wong, age 46, has served as the Director and President of ABV Consulting Limited since June 2016.  Mr. Wong served as the Sales & Marketing Manager at Keymax International Development Company Limited, a customer sourcing and management company focused in the money lending industry, since April 2014.  Prior to joining Keymax International Development Company, Mr. Wong was an investor with Wing Fung Marine Products Limited, a seafood cultivation company based in China focused on abalones and prawns, from August 2009 to March 2014.  Mr. Wong has had a broad range of sales and marketing experience for environmental products such as air purifying systems, cleaning products and energy saving products.  From April 2007 to July 2009, he served as a project manager for Tomi Fuji Corporation Limited.  Mr. Wong was a sales manager for Goash Health Products Company (China) from June 1990 to 2004.  Mr. Wong brings to our board his deep and varied sales and marketing and general business experience.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kreido Biofuels, Inc.

Date:  June 5, 2018

By:  /s/ G. Reed Petersen

      G. Reed Petersen

      Chief Executive Officer